UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2024

Swiftmerge Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41164	98-1582153
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4318 Forman Ave Toluca Lake, CA 91602	91602
(Address of principal executive offices)	(Zip Code)

(424) 431-0030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCPU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IVCPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 12, 2024, Swiftmerge Acquisition Corp. (the “Swiftmerge”) held an extraordinary general meeting of shareholders (the “Meeting”) in connection with the proposed business combination contemplated by the Agreement and Plan of Merger, dated as of June 4, 2024 (as amended, the “Merger Agreement”), by and among Swiftmerge, Swiftmerge HoldCo LLC, a Delaware limited liability company and wholly-owned subsidiary of Swiftmerge (“HoldCo”), Swiftmerge Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of HoldCo (“Merger Sub” and, together with Swiftmerge and HoldCo, collectively, the “Swiftmerge Parties”), and AleAnna Energy, LLC, a Delaware limited liability company (the “AleAnna”), as described in the definitive proxy statement/prospectus filed by Swiftmerge with the SEC on November 21, 2024 (the “Proxy Statement/Prospectus”). Present at the Meeting were holders of 4,257,610 Class A Ordinary Shares of Swiftmerge (the “Class A Ordinary Shares”) and 1,705,131 Class B Ordinary Shares of Swiftmerge (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”) represented in person or by proxy, representing 87.18% of the voting power of the Ordinary Shares as of November 15, 2024, the record date for the Meeting (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, there were 6,839,913 Ordinary Shares issued and outstanding, consisting of 4,589,913 Class A Ordinary Shares and 2,250,000 Class B Ordinary Shares.

At the Meeting, Swiftmerge’s shareholders voted on the following proposals, each of which is described in more detail in the Proxy Statement/Prospectus. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Proxy Statement/Prospectus. As there were sufficient votes to approve the required proposals, the Adjournment Proposal was not presented to Swiftmerge’s shareholders.

Set forth below are the final voting results for all the proposals presented at the Meeting:

Proposal No. 1: The Business Combination Proposal

The Business Combination Proposal was approved. The voting results were as follows:

For	Against	Abstentions
5,960,661	2,080	0

Proposal No. 2: The Domestication Proposal

The Domestication Proposal was approved. The voting results were as follows:

For	Against	Abstentions
5,960,661	2,080	0

Proposal No. 3: The Share Issuance Proposal

The Share Issuance Proposal was approved. The voting results were as follows:

For	Against	Abstentions
5,960,661	2,080	0

Proposal No. 4: The Other Organizational Documents Proposals

The Other Organizational Documents Proposals were approved, on a non-binding advisory basis. The voting results were as follows:

Other Organizational Documents Proposal No. 4A

For	Against	Abstentions
5,960,651	2,080	10

Other Organizational Documents Proposal No. 4B

For	Against	Abstentions
5,960,661	2,080	0

Other Organizational Documents Proposal No. 4C

For	Against	Abstentions
5,960,661	2,080	0

Other Organizational Documents Proposal No. 4D

For	Against	Abstentions
5,960,661	2,080	0

Other Organizational Documents Proposal No. 4E

For	Against	Abstentions
5,960,651	2,080	10

Other Organizational Documents Proposal No. 4F

For	Against	Abstentions
5,960,651	2,080	10

Other Organizational Documents Proposal No. 4G

For	Against	Abstentions
5,960,651	2,080	10

Other Organizational Documents Proposal No. 4H

For	Against	Abstentions
5,960,661	2,080	0

Other Organizational Documents Proposal No. 4I

For	Against	Abstentions
5,960,651	2,080	10

Proposal No. 5: The Required Organizational Document Proposal

The Required Organizational Document Proposal was approved. The voting results were as follows:

For	Against	Abstentions
5,960,651	2,080	10

Proposal No. 6: The Director Election Proposal

Pursuant to the Director Election Proposal, two director nominees were elected to serve until the 2025 annual meeting of stockholders, two director nominees were elected to serve until the 2026 annual meeting of stockholders and one director nominee was elected to serve until the 2027 annual meeting of stockholders, in each case until their respective successors are duly elected and qualified. Only holders of Class B Ordinary Shares were entitled to vote on the Director Election Proposal. The voting results were as follows:

Name	For	Against	Abstentions
Class I Nominees:

Duncan Palmer	5,960,661	2,080	0

Graham van’t Hoff	5,960,661	2,080	0

Class II Nominees:

Curtis Hébert	5,960,661	2,080	0

William K. Dirks	5,960,661	2,080	0

Class III Nominees:

Marco Brun	5,960,661	2,080	0

Item 8.01 Other Events.

Shareholders holding 1,158,556 Class A Ordinary Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, $12,987,412.76 (approximately $11.21 per share) will be removed from the Company’s trust account to pay such shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFTMERGE ACQUISITION CORP.

By:	/s/ John Bremner
	Name:	John S. Bremner
	Title:	Chief Executive Officer

Date: December 12, 2024

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